                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Delmarva Power & Light Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                         DELMARVA POWER & LIGHT COMPANY
                                800 KING STREET
                                  P.O. BOX 231
                           WILMINGTON, DELAWARE 19899

HOWARD E. COSGROVE
  CHAIRMAN OF THE BOARD, PRESIDENT
  AND CHIEF EXECUTIVE OFFICER

                                             April 7, 1997

To The Holders of Common Stock of
    Delmarva Power & Light Company:

    You are cordially invited to attend the Annual Meeting of Stockholders of Delmarva Power & Light Company (the "Company") to be held at the University of Delaware's John M. Clayton Hall, located on Rt. 896 North, Newark, Delaware, on Thursday, May 29, 1997 at 11:00 A.M.

    The purpose of the meeting is:

     1. To elect three members of the Board of Directors;

     2. To appoint the Company's independent public accountants for the year
        1997;

     3. To consider and take action with respect to a stockholder proposal relating to compensation of executive officers and directors, if such proposal is properly brought before the meeting; and

     4. To transact such other business as may properly come before the meeting.

    The close of business on March 31, 1997 has been fixed by the Board of Directors as the time for determining the holders of Common Stock entitled to vote at this meeting.

    Please date, sign and mail the enclosed proxy as promptly as possible in the enclosed return envelope. Stockholders who are present at the meeting may withdraw their Proxy and vote in person if they so desire.

                                             Yours very truly,

                                                       [LOGO]

  Whether or not you expect to be present at the Annual Meeting, please sign, date and return the accompanying proxy promptly so that your shares may be represented and voted at the Meeting. You may revoke your proxy if you so desire at any time before it is voted. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                         DELMARVA POWER & LIGHT COMPANY
                                800 KING STREET
                                  P.O. BOX 231
                           WILMINGTON, DELAWARE 19899

                            ------------------------

                                PROXY STATEMENT

    This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Delmarva Power & Light Company (the "Company") to be used at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 29, 1997, and at any adjournments thereof. This Proxy Statement and accompanying proxy will be mailed to holders of Common Stock on or about April 7, 1997.

    Properly executed proxies received in time for the meeting will be voted in the manner set forth on the proxy unless specifically otherwise directed by the stockholder. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time by delivering notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company before the proxy is voted, and stockholders who are present at the meeting may revoke their proxies and vote in person.

    The Company's proxies are returned to its transfer agent, who tabulates the results of the voting and notifies the Company in writing. Proxies voted at the Annual Meeting are counted by the Inspectors of Election for the Annual Meeting. The Inspectors of Election are Company officers, both of whom have been appointed by the Board of Directors.

    If a proxy card indicates an abstention or a broker non-vote on a particular matter, then the shares represented by such proxy will be counted for quorum purposes. If a quorum is present, an abstention will have the effect of a vote against the matter and broker non-votes will have no effect.

    The Annual Report of the Company for the year 1996, containing financial statements, was mailed to all stockholders of record on or about March 25, 1997, and subsequently to all new stockholders through the close of business on March 31, 1997.

    On December 31, 1996, the Company had outstanding 60,682,719 shares of Common Stock. Holders of record of outstanding Common Stock at the close of business on March 31, 1997, are entitled to vote at the meeting. The Common Stock of the Company will vote as a single class, one vote per share.

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

    The Board of Directors currently consists of ten members divided into three classes. Three nominees are to be elected at the Annual Meeting to serve for a term of three years or until their successors are elected and qualified. The remaining seven directors will continue to serve as set forth herein, with four directors having terms expiring in 1998 and three directors having terms expiring in 1999.

    Unless such authority is withheld, it is the intention of the persons named in the accompanying proxy to vote such proxy for the nominees named herein, all of whom are currently serving as directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Although it is contemplated that all of the nominees will be able to serve, in the event the inability of one or more to do so is made known prior to the meeting, the proxy holders will vote for a substitute nominee or nominees as selected by the Board of Directors.

    All of the nominees for director were recommended by the Nominating Committee and were approved by the Board of Directors on March 27, 1997.

    The election of directors requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Each proxy will be voted for or against Proposal No. 1 in accordance with the specifications marked thereon, and if no specifications are made, will be voted in favor of each of the nominees for director.

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL NO. 1.

    The nominees and directors are listed herein, together with their principal occupation or employment, certain additional information as of December 31, 1996, and their respective terms. Except as otherwise indicated, nominees and directors have been engaged in their present occupations for at least the past five years.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
                            AS OF FEBRUARY 28, 1997

                                                                               Shares of
Nominees for Director                                                     Common Stock(1)(2)
-----------------------------------------------------------------------  ---------------------
CLASS I--TERM EXPIRING IN 2000
  R. FRANKLIN BALOTTI..................................................            1,096
  MICHAEL B. EMERY.....................................................            1,000
  SARAH I. GORE........................................................            1,000
Incumbent Directors
-----------------------------------------------------------------------
CLASS II--TERM EXPIRING IN 1998
  HOWARD E. COSGROVE...................................................           83,977(3)(4)
  AUDREY K. DOBERSTEIN.................................................            1,000
  JAMES C. JOHNSON.....................................................            1,020
  WESTON E. NELLIUS....................................................              500
Incumbent Directors
-----------------------------------------------------------------------
CLASS III--TERM EXPIRING IN 1999
  MICHAEL G. ABERCROMBIE...............................................            1,000(5)
  ROBERT D. BURRIS.....................................................              500
  JAMES H. GILLIAM, JR.................................................            1,028
Other Executive Officers
-----------------------------------------------------------------------
  BARBARA S. GRAHAM....................................................           19,474(3)
  THOMAS S. SHAW.......................................................           22,049(3)
  JOSEPH W. FORD.......................................................           13,661(3)
  RALPH E. KLESIUS.....................................................           23,036(3)(4)

    As of February 28, 1997, all current executive officers and directors as a group (15 persons) owned beneficially 177,388 shares of Common Stock, representing 0.29% of the shares of Common Stock outstanding.

------------------------

(1) Each of the individuals listed beneficially owned less than 1% of the Company's outstanding common stock.

(2) Includes shares owned beneficially by Mr. Cosgrove and Other Executive Officers of the Company pursuant to the Company's Savings & Thrift Plan, Payroll-Based Employee Stock Ownership Plan, and Deferred Compensation Plan Thrift Fund.

(3) Includes 67,300, 15,530, 16,140, 13,460, and 15,400 shares, of performance-based restricted stock for Mr. Cosgrove, Mrs. Graham, and Messrs. Shaw, Ford and Klesius respectively, which were granted as a part of the Company's Long-Term Incentive Plan. The number of shares actually earned will depend on the Company's performance, as measured by Total Stockholder Return (stock appreciation and dividends paid), relative to the Peer Group (as defined on page 10) at the end of a four-year period.

(4) Does not include 14,400 and 4,400 shares of Common Stock which Messrs. Cosgrove and Klesius respectively, are deemed to have beneficial ownership. These shares may be acquired upon the exercise of stock options granted under the Company's Long-Term Incentive Plan.

(5) Does not include 300 shares of Common Stock owned by Mr. Abercrombie's wife, beneficial ownership of which he disclaims.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table provides information with respect to the only person who is known to Delmarva Power & Light Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company.

              NAME                    SHARES
         AND ADDRESS OF            BENEFICIALLY  PERCENT OF
        BENEFICIAL OWNER             OWNED(1)       CLASS
---------------------------------  ------------  -----------
Franklin Resources, Inc.              5,801,900        9.6%
777 Mariners Island Boulevard
P.O. Box 7777
San Mateo, California 94403

------------------------

(1) The share ownership shown above is based on Amendment No. 4 to a Form 13G, dated February 12, 1997, filed with the Securities and Exchange Commission.

NOMINEES FOR CLASS I DIRECTORS WITH TERMS
EXPIRING IN 2000:

R. Franklin Balotti, age 54. Director since 1995.
Member of the law firm of Richards Layton & Finger,           [LOGO]
Wilmington, Delaware. Mr. Balotti is a past President
of the Delaware Bar Association and serves as a member
of the Board of Overseers of Widener University School
of Law.

Michael B. Emery, age 58. Director since 1994. Retired,
Former Senior Vice President of E.I. duPont deNemours &       [LOGO]
Company (a diversified chemical, energy, and specialty
products company), Wilmington, Delaware. Mr. Emery
serves as Chairperson of the Development Council of
Delaware Technical and Community College.

Sarah I. Gore, age 62. Director since 1990. Human
Resources Associate, W. L. Gore & Associates, Inc. (a         [LOGO]
high technology manufacturing company), Newark,
Delaware. Member of the Delaware Advisory Board of
CoreStates Bank, Wilmington, Delaware. Mrs. Gore and
her family created the I Have a Dream Foundation of
Delaware for which she serves as a director.

CLASS II DIRECTORS WITH TERMS
EXPIRING IN 1998:

Howard E. Cosgrove, age 53. Director since 1986.
Chairman, President and Chief Executive Officer of the        [LOGO]
Company (President and Chief Operating Officer 1991 to
1992). Mr. Cosgrove also is a director of the Federal
Reserve Bank of Philadelphia and is a Trustee of The
University of Delaware.

Audrey K. Doberstein, age 64. Director since 1992.
President of Wilmington College, New Castle, Delaware.        [LOGO]
Director of Mellon Bank Delaware (N.A.), Wilmington,
Delaware. Dr. Doberstein also serves as a member of the
Board of Directors of Blue Cross/Blue Shield of
Delaware.

James C. Johnson, age 62. Director since 1992. Retired,
Former President and Chief Executive Officer of Loyola        [LOGO]
Federal Savings Bank, Baltimore, Maryland. Mr. Johnson
is a member of the Board of Directors of the Chesapeake
Bay Trust.

Weston E. Nellius, age 61. Director since 1995.
President, Nellius Management Associates, Inc. (an            [LOGO]
information technology, financial, management and
government relations consulting firm), Dover, Delaware.
Director of Nations Bank of Delaware (N.A.), Dover,
Delaware. Mr. Nellius also serves as a member of the
Board of Directors of The Delaware Family Foundation
and the Board of the Delaware Region of the National
Conference of Christians and Jews.

CLASS III DIRECTORS WITH TERMS
EXPIRING IN 1999:

Michael G. Abercrombie, age 57. Director since 1993.
President of Cato, Inc. (a petroleum distributorship),        [LOGO]
Salisbury, Maryland. Mr. Abercrombie is a past
President of The Community Foundation of the Eastern
Shore and is a past Chairman of the Greater Salisbury
Committee.

Robert D. Burris, age 52. Director since 1993.
President of Burris Foods, Inc. (a refrigerated food          [LOGO]
distribution company), Milford, Delaware. Mr. Burris
also is a director of the Federal Reserve Bank of
Philadelphia and is a member of the Board of BayHealth,
Inc.

James H. Gilliam, Jr., age 51. Director since 1993.
Director, Executive Vice President and General Counsel        [LOGO]
of Beneficial Corporation (a financial services
company), Wilmington, Delaware (Executive Vice
President, General Counsel and Secretary from 1989 to
1992). Director of Bell Atlantic Corporation,
Philadelphia, Pennsylvania. Mr. Gilliam also is a
Trustee of the Howard Hughes Medical Institute.

BOARD OF DIRECTORS MEETINGS

    The Board of Directors held ten regular and three special meetings in 1996. All incumbent directors except Director Sarah I. Gore attended at least seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors and meetings of the Committees of the Board on which they served. Due to extensive out of the country, business-related, travel, Mrs. Gore was only able to attend 67% of the aggregate total number of meetings that she was eligible to attend.

COMMITTEES AND COMMITTEE MEETINGS

    The Board of Directors has Audit, Executive, Investment, Nominating, Compensation and Nuclear Oversight Committees. In 1996, the Audit Committee held two meetings, the Executive Committee held two meetings, the Investment Committee and the Nominating Committee did not hold any meetings, the Compensation Committee held three meetings, and the Nuclear Oversight Committee held two meetings.

    The Audit Committee is comprised of four outside directors: James C. Johnson, Chairperson, R. Franklin Balotti, Robert D. Burris and Audrey K. Doberstein. The Committee meets primarily to review and approve the scope of the annual audit of financial statements by the independent certified public accountants and to review and approve or disapprove the reports rendered by the independent certified public accountants. The Audit Committee also recommends independent certified public accountants for appointment by vote of the holders of shares of Common Stock at the Company's Annual Meeting.

    The Executive Committee is comprised of four outside directors and one inside director. The four outside directors are Sarah I. Gore, Vice Chairperson,
L. Franklin Balotti, Michael B. Emery and James C. Johnson. Howard E. Cosgrove, Chairperson, is the inside director member of the Committee. During intervals between meetings of the Board of Directors, the Executive Committee may exercise all powers of the Board of Directors (except those powers specifically reserved to the full Board of Directors by Delaware and Virginia law and the Company's Restated Certificate and Articles of Incorporation, as amended, and By-Laws, as amended) in the management of all affairs of the Company.

    The Investment Committee is comprised of three outside directors and one inside director. The three outside directors are Audrey K. Doberstein, James H. Gilliam, Jr. and Weston E. Nellius. Howard E. Cosgrove, Chairperson, is the inside director member of the Committee. This Committee reviews financial investments and policies encompassing matters beyond normal cash management functions.

    The Nominating Committee is comprised of three outside directors: Audrey K. Doberstein, Chairperson, Michael G. Abercrombie and Weston E. Nellius. The Committee meets primarily to review and screen all recommendations submitted to it and to select potential candidates for vacancies that occur on the Board of Directors and to make recommendations to the Board of Directors for candidates to fill those vacancies. The Nominating Committee, in recommending candidates for election as directors, endeavors to locate candidates for Board membership who have attained prominent positions in their fields and whose backgrounds indicate that they have broad knowledge and experience and the ability to exercise sound business judgment. The Nominating Committee will consider nominees recommended by stockholders for election as directors. The name of any such nominee, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of the Company, pursuant to the Company's By-Laws, as amended.

    The Compensation Committee is comprised of four outside directors: Sarah I. Gore, Chairperson, Michael B. Emery, James H. Gilliam, Jr. and James C. Johnson. This Committee reviews the compensation programs, approves the salaries of the principal officers, makes recommendations regarding remuneration of the directors, designates appropriate programs to carry out the purposes of the Long-Term Incentive Plan and approves the distribution of payments under the Management Incentive Compensation Plan.

    The Nuclear Oversight Committee is comprised of two outside directors and one inside director. The two outside directors are Michael G. Abercrombie, Chairperson, and Robert D. Burris. Howard E. Cosgrove is the inside director member of the Committee. The Committee reviews the status of those nuclear power stations of which the Company is a part owner and assesses the Company's position in respect to related matters.

DIRECTOR'S COMPENSATION

    Directors who are not officers of the Company receive an annual retainer of $12,000 plus $700 for each Board meeting attended and $600 for each Committee of the Board meeting attended. Chairpersons of the Audit, Compensation, and Nuclear Oversight Committees receive an additional annual retainer of $1,000. There have been no changes in Director's Compensation since May 1, 1992. Beginning June 1, 1997 the $12,000 annual retainer paid to each director and the $1,000 annual retainer paid to Chairpersons of the Committees previously mentioned will be paid in Common Stock of the Company.

CHANGES TO BY-LAWS

    There were two changes to the Company's By-Laws during 1996. To maximize the flexibility of the Board of Directors in setting record dates, within the limits of the law, the By-Laws were amended to allow for a record date to be set which is not more than 60 days in advance of the stockholder meeting. This amendment also increases the number of days a record date may precede the payment of dividends from 40 to 60. Consistent with modern corporate practice, and as permitted by Delaware and Virginia law, the second change amended the Company's By-Laws to permit the advancement of expenses to a director or officer who is indemnified by the Company against expenses and judgments in the event he or she is made party to a proceeding by reason of the fact that he or she holds the position of officer or director of the Company or serves as a director or officer of another corporation (I.E., a subsidiary), at the request of the Company. If the director or officer is successful in his or her defense in such proceeding, he or she is entitled to be indemnified against the reasonable expenses incurred.

                         DELMARVA POWER & LIGHT COMPANY
                      BOARD COMPENSATION COMMITTEE REPORT

PRINCIPLES OF EXECUTIVE COMPENSATION PROGRAM
OVERALL OBJECTIVES

    The Company's executive compensation program is designed to motivate its senior executives to achieve the Company's goals of providing the Company's stockholders with a competitive return on their investment and its customers with high quality service at a competitive price.

    Toward that end, the program is designed to provide total compensation that emphasizes long-term performance which increases stockholder value and reflects market conditions for executive talent. This program includes the following elements:

    - Long-term incentive compensation based on long-term performance which increases stockholder value;

    - Annual incentive compensation that varies based on corporate and individual performance; and

    - Base salary levels related to position and individual performance.

    In its role as administrator of the executive compensation program, the Compensation Committee has placed particular emphasis on long-term compensation as a critical element of total compensation. The Compensation Committee's objective is to continue providing incentives which have a direct link to increased stockholder value.

TOTAL COMPENSATION

    Total Compensation (base salary, annual incentive, and long-term incentive) opportunities are developed for Company executives utilizing the Edison Electric Institute ("EEI") EXECUTIVE COMPENSATION SURVEY REPORT and counsel with the Company's outside consulting firm, Towers Perrin. In general, the total compensation structure for executives is targeted to the median of utility industry peers contained in the EEI EXECUTIVE COMPENSATION SURVEY REPORT (the "Peer Group")(1) with individual reward levels varying based on contribution and performance. The targets for each component of the executive compensation program are reviewed on an annual basis to ensure alignment with the Company's compensation philosophy and to ensure a proper balance between short- and long-term objectives. Annual base salary increases reflect the individual's performance and contribution over several years in addition to the results for a single year. Year-to-year changes in annual incentive awards vary with the performance results of the individual as well as the Company. Following the 1996 salary increases, the Company's salary level for the five named executive officers as a group was below the median of the salary range defined by the Peer Group.

    The Company has examined the IRS regulation pertaining to the $1,000,000 compensation deductibility cap for each of the five named executive officers and has determined that the regulation is not applicable to the Company, since the total compensation for any one individual is significantly below the cap.

ANNUAL INCENTIVE COMPENSATION

    The Company's Management Incentive Compensation Plan is designed to motivate participants to accomplish stretch financial and individual goals. The corporate financial goals relate to both customer and stockholder measurements. Two criteria must be met before there are any awards under this plan: (1) at least half of specified corporate goals must be met; and (2) actual earnings per share ("EPS") for the year must meet or exceed 95% of the Company's EPS goal.

    The awards, upon satisfaction of these criteria, contain two components: corporate performance and individual performance. For the senior executives, award targets for both performance components are set annually by the Compensation Committee and may vary among individuals. Approximately 75% of the maximum incentive opportunity for the Company's senior executives, including those named in the compensation tables in this Proxy Statement, arises out of corporate performance, which is measured by (1) the Company's actual EPS as compared with the Company's EPS goal, and (2) the Company's net change in electric rates per kilowatt hour as compared against the net change in the electric rates of the average of a

------------------------
1. The Compensation Peer Group does not include all of the same companies as the published industry index in the Comparison of Five Year Cumulative Total Return graph included in this Proxy Statement. However, 40 out of the 45 companies (89%) in the Dow Jones Electric Utilities Index are included in the EEI EXECUTIVE COMPENSATION SURVEY REPORT.

regional survey(2) over a three-year period. Generally, the payout in connection with corporate performance is determined in the following manner. The base multiplier of 1.00 is adjusted at year-end based upon corporate performance. This adjustment may not exceed 150% and is based upon the EPS and Rates performance at the corporate level. EPS Adjustment: If actual EPS is higher than the goal, the multiplier is increased by 5% for each 1% above the goal. If actual EPS is lower than the goal, the multiplier is decreased by 20% for each 1% below the goal. Rates Adjustment: If the Company's rates decrease more, or increase less, than the regional survey average, the multiplier is increased by 5% for each 1% positive deviation. If the Company's rates increase more, or decrease less, than the regional survey average, the decrease is 2% for each 1% negative deviation.

    The remaining approximately 25% of the maximum incentive opportunity for senior executives arises out of individual performance, with a particular focus on achievement of individual goals, as evaluated at each year-end merit review.

LONG-TERM INCENTIVE COMPENSATION

    The Company's Long-Term Incentive Plan reinforces the importance of providing stockholders with a competitive return on their investment. Currently, awards granted under this Plan consist entirely of shares of performance-based restricted stock. Participants in the Plan are granted shares of the Company's stock, subject to forfeiture if performance criteria are not met over a four-year performance period. After the end of the four-year performance cycle, the Company's performance, as measured by Total Stockholder Return (stock appreciation and dividends paid), is compared to the Peer Group to determine the number of shares of unrestricted Company Common Stock to be paid out to participants. For grants made under the Plan in 1993, 1994, 1995 and 1996, the following criteria will apply: If Total Stockholder Return over the four-year cycle as compared to the Peer Group is in less than the 35th percentile, no award will be made; 25% of the shares originally granted (referred to as the threshold number in the Long-Term Incentive Plan table on page 16) will be awarded if the Company's Total Stockholder Return over the four-year cycle as compared to the Peer Group is in the 35th percentile to the 39.9th percentile; 50% of the shares originally granted will be awarded if the Total Stockholder Return is in the 40th percentile to the 49.9th percentile; 100% of the shares originally granted (referred to as the target number in the Long-Term Incentive Plan table on page 16) will be awarded if the Total Stockholder Return is in the 50th percentile to the 59.9th percentile; 115% of the shares originally granted will be awarded if the Total Stockholder Return is in the 60th percentile to the 74.9th percentile; 130% of the shares originally granted will be awarded if the Total Stockholder Return is in the 75th to the 89.9th percentile; and 150% of the shares originally granted (referred to as the maximum number in the Long-Term Incentive Plan Table on page 16) will be awarded if the Total Stockholder Return is in the 90th percentile or greater.

    For grants made after 1996, the percentile levels referred to above have changed. Amounts of shares of Common Stock will be awarded at the end of a four-year performance cycle as follows. If Total Stockholder Return over the four-year cycle as compared to the Peer Group is below the 35th percentile there will be no award. The full grant will be earned for performance at the 55th percentile and an award of 150% will be earned at the 85th percentile. A straight line ratio will determine the size of the award between these percentiles.

------------------------
2. The regional survey includes some, but not all, of the same companies as the Peer Group and the published industry index in the Comparison of Five Year Cumulative Total Return graph included in this Proxy Statement.

    Formerly, awards of stock options and dividend rights were made under the Plan, and some of those awards are still outstanding.

             SUMMARY OF ACTIONS TAKEN BY THE COMPENSATION COMMITTEE

    The Compensation Committee, consisting entirely of outside directors, reviews and approves each of the Company's executive compensation plans and assesses the effectiveness of the program as a whole. This includes activities such as reviewing the design of the Company's various incentive plans and assessing the reasonableness of the overall executive compensation program.

    In addition, the Committee administers key aspects of the Company's salary program and incentive plans, such as approving the annual salary increase budget, setting the targets used in the annual incentive plan, approving the size of the annual incentive pool and setting grant levels under the annual and long-term incentive plans. With respect to the annual incentive pool, individual awards are not limited by the size of the total pool, but are limited to maximum amounts annually determined by the Compensation Committee. In 1996, within the senior executive group, these maximum amounts vary among individuals.

    Finally, the Committee implements the Company's executive compensation program, which includes the Chief Executive Officer and the Company's four other most highly-compensated executives--I.E., the five "named executive officers."

    Significant actions by the Committee for fiscal year 1996 included setting salaries and reviewing criteria for and approving the grants of annual incentive awards, and long-term incentive opportunities. In addition, as discussed in the Company's 1996 Proxy Statement, the Compensation Committee completed the review begun in 1995 of the Company's compensation policy in light of increasing competition facing the Company. Based on this review, the Committee made several changes in the executive compensation program in 1996. These changes, which are reflected in other sections of this Proxy Statement, are intended to bring the total compensation structure of Company executives up to competitive utility levels. In spite of the Company's stated policy to provide total compensation levels that are competitive with those provided by similarly-sized utilities, the Committee's review showed that the Company's compensation practices have produced total executive compensation levels below those of the competitive utility market. The Committee also found that, in an environment where competition is increasing and predicted to become more intense, it is increasingly important that the Company have the ability to attract and retain high-quality executives from both within and outside the utility industry. In order to provide competitive executive compensation levels, the Compensation Committee determined that it was necessary to increase base salaries and modify the total amount of short-and long-term incentive opportunities. The Committee chose to place more emphasis on long-term incentive opportunities than on short-term, in order to keep management interests in line with the long-term interests of the Company's stockholders.

    Because of the competitive market for executive talent, the Compensation Committee also looked at the appropriateness of providing for higher compensation levels by basing compensation structure on a blend of utility and general competitive industry markets. The compensation program for all Company employees, other than executives, is based, on average, at the median of the blend of utility industry and general competitive industry. The Committee determined that it was not necessary to change executive compensation policy in this manner in 1996, but that it was important that the Company's executive compensation levels be closer to the levels in similarly-sized utilities. Hence, the Committee's specific goal in making changes to the executive compensation program in 1996 was to provide a total executive compensation structure that is in the middle of the utility market, with individual compensation differentiated by contribution and performance.

    Looking forward into 1997 and beyond, the Compensation Committee has determined to make executive compensation opportunities more sensitive to the long-term performance of the Company and increased value to the Company's stockholders. Accordingly, more of the total compensation of the Company's management team will be in the form of incentive awards tied to long-term Company performance. Not only will more of each executive's total compensation be comprised of long-term incentives, but the targets to achieve those incentives have been changed to make it more difficult to achieve awards at the threshold and target levels. At the same time, an adjustment was made to lower the threshold for the maximum award from the 90th percentile to the 85th percentile. Thus, the potential for targeted reward is greater, but higher levels of performance will be required to achieve that potential. In addition, it is expected that base salary will continue to be targeted to the median of the utility market, while annual and long-term incentives will be targeted to the median of a blend of utility and general competitive industry markets. This blend is important because the Company is facing increasing competition and the related risks. The Company is not simply a utility anymore, but is increasingly becoming a part of the general competitive industry market. As a final note, the Compensation Committee intends that all specific decisions involving total compensation for each executive will be made in the larger context of the program designed to increase stockholder value.

CHIEF EXECUTIVE OFFICER COMPENSATION
SALARY ACTION

    Chief Executive Officer, Howard E. Cosgrove's salary increased from $345,000 in 1995 to $400,000 in 1996. This increase in Mr. Cosgrove's salary was designed to bring his compensation closer to the salaries of other Chief Executive Officers in the utility industry. Mr. Cosgrove's 1995 salary was approximately 10% below the median for Chief Executive Officers in comparably-sized utilities. Mr. Cosgrove's 1996 salary placed him at approximately 99% of the median for Chief Executive Officers in comparably-sized utilities.

    Consistent with the Compensation Committee's goal to tie more of its executives' total compensation opportunity to corporate performance, it is the intention of the Compensation Committee to freeze Mr. Cosgrove's base salary for the 1997 fiscal year and provide no annual incentive opportunity. This decision is not intended as a negative reflection on Mr. Cosgrove's performance. On the contrary, the Committee commends Mr. Cosgrove's leadership and supports the direction the Company is taking in this increasingly competitive and uncertain environment. As an expression of confidence in Mr. Cosgrove's ability to drive the Company's success in the long term (including the successful implementation of the Company's business plans and the proposed merger with Atlantic Energy, Inc.), any increase in Mr. Cosgrove's total compensation will be made in long-term incentives which are tied to the Company's long-term performance.

ANNUAL INCENTIVE AWARD

    Under the criteria established for the annual incentive plan, Mr. Cosgrove would have earned an annual incentive award in 1996. However, Mr. Cosgrove declined his 1996 annual incentive award, since the Company's earnings performance was lower than expected (solely because of outages that were entirely outside of the Company's control at the Salem Nuclear Generating Plant operated by another utility, in which the Company owns an interest). In lieu of this annual incentive award, a greater long-term incentive opportunity was granted to Mr. Cosgrove in 1997 than otherwise would have been granted, to allow Mr. Cosgrove to share in the Company's success if stockholder value is increased through better long-term Company performance.

    As discussed above, it is expected that Mr. Cosgrove also will receive no annual incentive opportunity related to the 1997 performance year.

LONG-TERM INCENTIVE PLAN

    Long-term incentive grants represent an increasingly important component of the compensation opportunity for the Chief Executive Officer. Consistent with the Company's Long-Term Incentive Plan, the Committee determined the 1996 grants of performance-based restricted stock (reflected in the compensation tables contained in this Proxy Statement) made to Mr. Cosgrove. The initial award of performance-based restricted stock is targeted at providing total compensation, including a long-term opportunity, consistent with similar awards made to other utility executives from the Peer Group who earn similar salary levels. The number of shares actually earned, if any, will be awarded in the year 2000 based on a comparison of the Company's performance, as measured by Total Stockholder Return compared to the Peer Group over the four-year period 1996-1999, as discussed under "Long-Term Incentive Compensation" on page 10. As discussed above, Mr. Cosgrove's 1997 base salary will not be increased and he will receive no annual incentive opportunity; instead, all of Mr. Cosgrove's opportunity to increase his total compensation in 1997 will be in the form of long-term incentives which are tied to the Company's performance over the four-year period. The performance targets for this period will be more difficult to achieve than in the past, but the potential pay-out at the end of the performance period will be greater.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is comprised solely of non-officer directors. There are no Compensation Committee interlocks.

COMPENSATION COMMITTEE

S. I. Gore, Chairperson         J. H. Gilliam, Jr.
M. B. Emery                     J. C. Johnson

SUMMARY COMPENSATION TABLE

    The following table sets forth information regarding compensation earned during the past three years by the Company's Chief Executive Officer and by three of the Company's other four most highly-compensated executive officers. The table also reflects Mr. Ford's compensation since he began his employment on March 13, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                                         LONG-TERM COMPENSATION
                                                                                                    --------------------------------
                                                                                                                 AWARDS
                                                                   ANNUAL COMPENSATION              --------------------------------
                                                       -------------------------------------------
                                                                                        (E)               (F)              (G)
                                                                                       OTHER          RESTRICTED       SECURITIES
                                                                                    ANNUAL COM-          STOCK         UNDERLYING
                   (A)                         (B)         (C)          (D)          PENSATION         AWARD(S)          OPTIONS
       NAME AND PRINCIPAL POSITION            YEAR      SALARY($)    BONUS($)            $               $(1)              (#)
------------------------------------------  ---------  -----------  -----------  -----------------  ---------------  ---------------
H. E. Cosgrove  Chairman of the Board,           1996     400,000          -0-             -0-               -0-              -0-
                President and Chief              1995     345,000       73,500             -0-               -0-              -0-
                Executive Officer                1994     345,000       90,800             -0-               -0-              -0-
B. S. Graham    Senior Vice President,           1996     180,000       92,300             -0-               -0-              -0-
                Treasurer and Chief              1995     165,000       33,500             -0-               -0-              -0-
                Financial Officer                1994     148,500       38,400             -0-               -0-              -0-
T. S. Shaw      Senior Vice President            1996     180,000       52,300             -0-               -0-              -0-
                                                 1995     165,000       34,400             -0-               -0-              -0-
                                                 1994     165,000       42,600             -0-               -0-              -0-
J. W. Ford (3)  Senior Vice President/           1996     180,000       32,300             -0-               -0-              -0-
                President, Delmarva              1995     125,461       32,500             -0-               -0-              -0-
                Capital Investments, Inc.
R. E. Klesius   Senior Vice President            1996     165,000       24,600             -0-               -0-              -0-
                                                 1995     157,000       31,100             -0-               -0-              -0-
                                                 1994     150,000       39,000             -0-               -0-              -0-
#--Number of units  $--Dollar amounts


                   PAYOUTS
                -------------
                                   (I)
                     (H)        ALL OTHER
                    LTIP          COM-
                   PAYOUTS      PENSATION
       NAME AN       ($)         ($)(2)
--------------  -------------  -----------
H. E. Cosgrove          -0-        18,115
                        -0-        19,498
                        -0-        24,118
B. S. Graham            -0-         5,529
                        -0-         6,793
                        -0-         7,454
T. S. Shaw              -0-         6,333
                        -0-         8,179
                        -0-        10,030
J. W. Ford (3)          -0-         3,767
                        -0-           145

R. E. Klesius           -0-         5,994
                        -0-         7,979
                        -0-         9,672
#--Number of u

------------------------

(1) Dividends on shares of performance-based restricted stock are accrued at the same rate as that paid to all holders of Common Stock. Restricted stock awards are reported in the Long-Term Incentive Plan Table on page 16. As of December 31, 1996: Mr. Cosgrove held 32,110 shares of restricted stock with a value of $689,546.25 (4,880, 6,070, 11,570, and 9,590 shares with a grant-date market price of $22.75, $22.00, $19.50, and $22.875 per share respectively); Mrs. Graham held 7,520 shares of restricted stock with a value of $161,272.50 (1,000, 1,070, 2,870, and 2,580 with a grant-date market price of $22.75, $22.00, $19.50, and $22.875 per share respectively); Mr. Shaw held 8,130 shares of restricted stock with a value of $174,940.00 (1,330, 1,350, 2,870, and 2,580 shares with a grant-date market price of $22.75, $22.00, $19.50, and $22.875 per share respectively); Mr. Ford held 5,450 shares of restricted stock with a value of $114,982.50 (2,870 and 2,580 shares with a grant-date market price of $19.50 and $22.875 per share respectively); and Mr. Klesius held 8,130 shares of restricted stock with a value of $174,940.00 (1,330, 1,350, 2,870, and 2,580 shares with a grant-date market price of $22.75, $22.00, $19.50, and $22.875 per share respectively). During 1996, all restrictions lapsed on a portion of the performance-based restricted stock granted during 1992; the balance of the shares granted in 1992 were forfeited. Because the Company's Total Stockholder Return compared to the Peer Group over the four year performance period was in the 40th percentile to the 49.9th percentile, 50% of the shares originally granted was earned, resulting in a payout of 615 shares for Mr. Cosgrove, 100 shares for Mrs. Graham, and 140 shares each for Messrs. Shaw and Klesius, with a value of $13,991.25, $2,275.00, $3,185.00 and $3,185 respectively, based on the market price of the stock at the close of business on December 31, 1995 ($22.75).

(2) The amounts of All Other Compensation for each of the named executive officers for fiscal year 1996 include the following: for Mr. Cosgrove, $3,750 in Company matching contributions to the Company's Savings & Thrift Plan, $5,383 in Company matching contributions under the Company's Deferred Compensation Plan Thrift Fund and an accrual of $8,778 for dividend rights acquired through the Company's Long-Term Incentive Plan; for Mrs. Graham, $3,750 in Company matching contributions to the Company's Savings & Thrift Plan, $189 in Company matching contributions under the Company's Deferred Compensation Plan Thrift Fund and an accrual of $1,386 for dividend rights acquired through the Company's Long-Term Incentive Plan; for Mr. Shaw, $2,438 in Company matching contributions to the Company's Savings & Thrift Plan, $1,689 in Company matching contributions under the Company's Deferred Compensation Plan Thrift Fund and an accrual of $2,002 for dividend rights acquired through the Company's Long-Term Incentive Plan; for Mr. Ford, $3,563 in Company matching contributions to the Company's Savings & Thrift Plan; and for Mr. Klesius, $2,406 in Company matching contributions to the Company's Savings & Thrift Plan, $1,382 in Company matching contributions under the Company's Deferred Compensation Plan Thrift Fund and an accrual of $2,002 for dividend rights acquired through the Company's Long-Term Incentive Plan. In addition, the amounts of All Other Compensation for each of the five named executive officers includes $204 in term life insurance premiums paid by the Company on such officer's behalf (which insurance is provided on an equal basis to all employees of the Company).

(3) Mr. Ford joined the Company on March 13, 1995.

OPTION EXERCISES DURING 1996 AND YEAR-END OPTION VALUES

    The following table provides information related to options held by the named executive officers at fiscal year-end 1996. The Board of Directors, at its January 1993 meeting, approved an amendment to the Company's Long-Term Incentive Plan eliminating awards of Common Stock options and dividend rights effective fiscal year 1993. The Company does not grant stock appreciation rights.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                          (D)
                                                                       NUMBER OF         (E)
                                                                       SECURITIES     VALUE OF
                                                                       UNDERLYING    UNEXERCISED
                                                                      UNEXERCISED   IN-THE-MONEY
                                   (B)                   (C)           OPTIONS AT    OPTIONS AT
          (A)                SHARES ACQUIRED            VALUE          FY-END(#)      FY-END($)
          NAME               ON EXERCISE (#)       REALIZED ($)(1)    EXERCISABLE   EXERCISABLE(1)(2)
------------------------  ---------------------  -------------------  ------------  -------------
H. E. Cosgrove                     --                    --                14,400        -0-
B. S. Graham                       --                    --                --            --
T. S. Shaw                         --                    --                --            --
J. W. Ford                         --                    --                --            --
R. E. Klesius                      --                    --                 4,400        -0-

------------------------
(1) The closing price for the Company's Common Stock as reported by the New York Stock Exchange on December 31, 1996, was $20.375. The value, were there any, would be calculated on the basis of the difference between the exercise price of the options and $20.375, which difference is multiplied by the number of options. The options all are exercisable currently.

(2) The exercise price of all of the exercisable options exceeds the current fair market value of the underlying stock. Thus, all of such options are out-of-the-money.

PERFORMANCE-BASED RESTRICTED STOCK GRANTS CHART

    The following table shows the number of shares of performance-based restricted stock that were granted to the named executive officers as part of the Company's Long-Term Incentive Plan for 1996. It also shows the number of shares of Common Stock that would be awarded if the threshold, target or maximum performance is achieved at the end of the four-year performance period.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                               ESTIMATED FUTURE
                                                                            PAYOUTS UNDER NON-STOCK
                                                                               PRICE-BASED PLANS
                                                                      -----------------------------------
                                  (B)                   (C)
                               NUMBER OF          PERFORMANCE OR          (D)         (E)         (F)
(A)                        SHARES, UNITS OR     OTHER PERIOD UNTIL     THRESHOLD    TARGET      MAXIMUM
NAME                      OTHER RIGHTS(#)(*)   MATURATION OR PAYOUT       (#)         (#)         (#)
------------------------  -------------------  ---------------------  -----------  ---------  -----------
H. E. Cosgrove                     9,590                4 yrs.             2,398       9,590      14,385
B. S. Graham                       2,580                4 yrs.               645       2,580       3,870
T. S. Shaw                         2,580                4 yrs.               645       2,580       3,870
J. W. Ford                         2,580                4 yrs.               645       2,580       3,870
R. E. Klesius                      2,580                4 yrs.               645       2,580       3,870

------------------------

(*) Shares of performance-based restricted stock were granted as a part of the Company's Long-Term Incentive Plan. Actual awards are made after the end of a four-year performance cycle and are based on a comparison of the Company's performance, as measured by Total Stockholder Return (stock appreciation and dividends paid), to the Peer Group. The target number of shares will be awarded if the Company's Total Stockholder Return Percentile (four year cumulative as compared to the Peer Group) is in the 50th percentile to the 59.9th percentile range. The threshold number will be awarded if the Total Stockholder Return Percentile is in the 35th percentile to the 39.9th percentile range and the maximum number will be awarded if the Total Stockholder Return is in the 90th percentile or greater.

RETIREMENT PLAN

                               PENSION PLAN TABLE

                         ANNUAL RETIREMENT BENEFITS TO
                       PERSONS IN SPECIFIED REMUNERATION
                      AND YEARS OF SERVICE CLASSIFICATIONS
--------------------------------------------------------------------------------
 AVERAGE ANNUAL
EARNINGS FOR THE
        5
CONSECUTIVE YEARS                    CREDITED YEARS OF SERVICE
OF EARNINGS THAT   -------------------------------------------------------------
  RESULT IN THE       15          20           25           30           35
 HIGHEST AVERAGE    YRS.(1)      YRS.         YRS.         YRS.         YRS.
-----------------  ---------  -----------  -----------  -----------  -----------
   $   125,000     $  21,798  $    38,242  $    47,802  $    57,363  $    66,923
       200,000(2)     35,478       62,242       77,802       93,363      108,923
       300,000(2)     53,718       94,242      117,802      141,363(3)     164,923(3)
       400,000(2)     71,958      126,242(3)     157,802(3)     189,763(3)     220,923(3)
       500,000(2)     90,198      158,242(3)     197,802(3)     237,363(3)     276,923(3)

------------------------

(1) Represents reduced early retirement benefit payable at age 55.

(2) Effective January 1, 1997, annual compensation recognized in computing Average Annual Earnings under the Retirement Plan may not exceed $160,000 as limited by Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). With the exception of this limitation, and the exclusion of compensation paid under the Company's Long-Term Incentive Plan and Company contributions under the Savings & Thrift Plan and Supplemental Executive Retirement Plan ("SERP"), Average Annual Earnings include substantially all cash compensation shown in the Summary Compensation Table on page 14. Compensation in excess of the limitation of Section 401(a)(17) is recognized in computing the benefit payable under the SERP.

(3) For 1997, the limit on annual benefits payable under qualified, defined benefit plans is $125,000. The amount in excess of $125,000 in the above table would be payable under the Company's SERP.

    The Company has a trusteed, noncontributory Retirement Plan covering all regular employees. Directors who are not employees of the Company do not participate in the Plan. Subject to the maximum limitation on benefits imposed by Section 415(b) of the Internal Revenue Code, the Retirement Plan provides management employees, including all officers, a retirement income equal to years of service times the sum of (1) plus (2) where (1) is 1.30% of the Average Annual Earnings (for the five consecutive years of earnings that result in the highest annual average) up to the Average Social Security Earnings Base ($29,304 in 1997), and where (2) is 1.60% of such Average Annual Earnings above the Average Social Security Earnings Base. Effective January 1, 1996, a second formula was added (I.E., 1.50% of Average Annual Earnings times years of service). Management employees will receive a pension computed under this second formula if it results in a greater pension amount. Normal retirement is age 65; however, employees may retire as early as age 55 with an actuarial reduction in benefits and also at age 60 without such reduction, provided they have completed the requisite number of years of service with the Company. Aside from the integration feature of the above-described benefit formula, retirement benefits are not subject to any reduction for Social Security benefits or other offset amounts.

    Annual benefits payable upon retirement will be in the form of a joint and 50% survivor annuity for married individuals and a straight life annuity for single individuals. Both the straight life and joint and survivor forms are paid to management employees in specified remuneration and years of service classifications, as illustrated in the Pension Plan Table on page 16.

    Mr. Cosgrove, Mrs. Graham, and Messrs. Shaw, Ford and Klesius have, respectively, 30, 13, 25, 2 and 31 credited years of service under the Company's Retirement Plan.

    In the event of a change in control of the Company, as defined in the Retirement Plan, the Plan's surplus assets are to be allocated to the extent available to (1) satisfy all Plan liabilities, (2) fund certain post-retirement medical benefits and death benefits and (3) subject to certain limitations, increase the benefits payable to employees who were active participants on the date of such change in control by crediting each such participant with an additional five years of deemed credited service and five years of deemed salary increases at 5% per year. If the Plan is terminated or merged or benefits are reduced within five years of such change in control, any remaining surplus assets would be allocated to the extent available to (1) provide a 2% cost of living increase for retirees for each year of retirement and (2) subject to certain limitations, increase the benefits payable to employees who were active participants on the date of such termination, merger or benefit curtailment by crediting each such participant with additional years of deemed credited service for the ten-year period following such change in control together with salary increases at 5% per year for such period. The

Retirement Plan requires that the obligations described above that are assumed following such a change in control must be funded by the purchase of a guaranteed annuity contract.

SEVERANCE AGREEMENTS AND OTHER PROVISIONS RELATING TO POSSIBLE
CHANGE OF CONTROL

    The Company has entered into severance agreements with the five named executive officers and 44 other members of management. The severance agreements are intended to encourage the continued dedication of members of the Company's management. These agreements provide potential benefits for such persons upon actual or constructive termination of employment (other than for cause) following a change of control of the Company, as defined in such agreements. Each affected employee would receive a severance payment equal to 2.99 times base salary (as defined in Section 280G of the Internal Revenue Code), and entitlement to Company-paid life, disability, medical and dental benefits for 24 months following termination, as well as an amount in cash equal to the actuarial equivalent value of accrued retirement pension credits equal to 24 months following termination; provided, however, that if any payments under such agreements would not be deductible by the Company as a result of Section 280G of the Internal Revenue Code, the amounts payable under such agreements will be reduced until the entire payment is deductible.

    The Company has the following additional benefit plans containing "change in control" provisions. These plans, for which the five named executive officers are eligible, were established by the Board of Directors. In the event of a change in control: The SERP provides for the Company to satisfy the liabilities accrued under the SERP through the purchase of fully-paid annuity or life insurance contracts; the Company's Management Incentive Compensation Plan provides that, at the option of the participant, the Company will pay all Incentive Awards earned but not distributed; the Company's Management Life Insurance Plan provides for the Company to prepay all premiums to any life insurance policy under this Insurance Plan; and the Company's Long-Term Incentive Plan provides that all restrictions on shares of performance-based restricted stock will lapse immediately, without regard to performance criterion, and shares will be issued to all participants, and all dividends in each Dividend Rights Account will be paid or, at the employee's option, the ongoing obligation to make such payments will continue.

STOCK PERFORMANCE CHART

    The following chart compares the yearly change in the cumulative Total Stockholder Return on the Company's Common Stock during the last five fiscal years ended December 31, 1996, with the cumulative total return of the Standard & Poor's ("S&P") 500 Index and the Dow Jones Electric Utilities Index. The comparison assumes $100 was invested on December 31, 1991, in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
            AMONG DELMARVA POWER & LIGHT COMPANY, THE S&P 500 INDEX
                   AND THE DOW JONES ELECTRIC UTILITIES INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                               DOW JONES ELECTRIC
            DELMARVA POWER & LIGHT COMPANY     S & P 500            UTILITIES
12/91                                    100          100                          100
12/92                                    117          108                          107
12/93                                    127          119                          118
12/94                                    108          120                          105
12/95                                    143          165                          138
12/96                                    138          203                          139

* $100 INVESTED ON 12/31/91 IN STOCK OR INDEX.
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING DECEMBER 31.

PROPOSAL NO. 2--APPOINTMENT OF THE COMPANY'S INDEPENDENT
PUBLIC ACCOUNTANTS

    Coopers & Lybrand L.L.P., Certified Public Accountants, have been recommended by the Audit Committee to examine the financial statements of the Company for the year 1997. The By-Laws of the Company require the independent public accountants to be appointed by vote of the holders of Common Stock.

    Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting to respond to appropriate questions and may make such statements as they may desire.

    The affirmative vote of the holders of a majority of the Common Stock present and entitled to vote is necessary to appoint Coopers & Lybrand L.L.P. as the Company's independent public accountants. Each proxy will be voted for or against Proposal No. 2 in accordance with the specification marked thereon, and, if no specification is made, will be voted in favor of such Proposal.

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF PROPOSAL NO. 2.

                      PROPOSAL NO. 3--STOCKHOLDER PROPOSAL

    PROPOSAL. Mr. Richard A. Robinson, 408 Viewfield Drive, Salisbury, Maryland 21804, owner of 1,600 shares of the Company's Common Stock, presented the following proposal for submission to the stockholders for action at the Annual Meeting.

    "That there should be no pay raises (nor cost of living raises) to the Board of Director [sic] or the top twenty (20) executives of the Company in any year that dividends are not increased per common share for that year. No bonuses should be paid unless the dividend has increased per share for that year."

    DIRECTORS' RECOMMENDATION. THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE PRECEDING STOCKHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

    As described elsewhere in this Proxy Statement, the Compensation Committee of the Board of Directors has designed the compensation program for Company executives to provide total compensation that emphasizes long-term performance, which increases stockholder value and reflects market conditions for executive talent, including long-term and annual incentive compensation and base salaries. This compensation structure is designed to attract and retain highly-capable executives to manage the Company's businesses. The Company competes for executive personnel in a national marketplace, which is highly competitive. In order to retain its current management team and to attract new executive talent, the Company must offer such persons compensation which is competitive with that of other major companies.

    The foregoing proposal seeks to link director and management compensation to the amount of dividends paid by the Company. The Board of Directors opposes the establishment of this linkage, since tying base salary increases to one single measure, such as dividends, would create a very narrow short-term focus for Directors, the CEO and the executive management team. The Board believes that the overall interests of stockholders will best be met by maintaining a balanced view of performance and by placing increased emphasis on the stockholders' interest through tying all long-term incentive compensation awards to Total Stockholder Return, which is a combination of dividend payout and stock appreciation. The level of dividend a company pays takes into consideration expected earnings growth, as well as opportunities for reinvestment in the business. When combined with price performance, the dividend must adequately compensate stockholders for their investment. Dividends alone are, therefore, not an appropriate indicator of Company and executive performance and should be considered only in conjunction with other financial and operating measures.

    The Board of Directors believes that the current compensation strategy is the correct one and that approval of the stockholder proposal could severely restrict the Company's ability to compete with other companies in attracting and retaining high quality executives and employees, and, consequently, its ability to compete within its industry, which is becoming increasingly competitive.

    For all these reasons, the Board believes that approval of the proposal would be detrimental to the Company and its stockholders.

    Approval of Proposal No. 3 requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Each proxy will be voted for or against Proposal No. 3 in accordance with the specifications marked thereon, and if no specifications are made, will be voted against such proposal.

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL NO. 3.

                                 OTHER MATTERS

    If any other matters are properly brought before the meeting, it is intended that the holders of the proxies will vote thereon in accordance with their best judgment.

                                   * * * * *

STOCKHOLDER PROPOSALS

    Any stockholder proposal intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than December 5, 1997, in order to be eligible to be considered for inclusion in the Company's proxy materials relating to that Meeting.

SOLICITATION

    The cost of the solicitation, including the expenses of brokers and others who may forward solicitation material to beneficial owners, will be borne by the Company. Officers and employees of the Company may solicit proxies personally or by telecommunications as well as by use of the mails.

PARTICIPANTS IN THE DIVIDEND REINVESTMENT AND COMMON SHARE PURCHASE PLAN, SAVINGS AND THRIFT PLAN, AND PAYROLL-BASED EMPLOYEE STOCK OWNERSHIP PLAN PLEASE NOTE

    The proxy includes the number of shares that are held in your name in the Company's Dividend Reinvestment and Common Share Purchase Plan ("DRIP"). Your vote with respect to the shares that are held in your name is also an instruction for voting the DRIP shares. The proxy also will serve as voting instructions to the plan trustee for shares held on behalf of participants in the following Delmarva Power & Light Company benefit plans: the Savings and Thrift Plan and the Payroll-Based Employee Stock Ownership Plan ("PAYSOP"). If proxy cards representing shares in Savings and Thrift and PAYSOP are not received, or if you fail to give specific voting instructions, the trustee will vote the shares as he or she determines.

                                          D. P. Connelly
                                            Secretary

Wilmington, Delaware, April 7, 1997

                          DIRECTIONS TO CLAYTON HALL--
                      UNIVERSITY OF DELAWARE NORTH CAMPUS
                (WATCH FOR SIGNS DIRECTING YOU TO CLAYTON HALL)

To: Clayton Hall
From: Kirkwood Highway (Rt. 2)

    Drive South on Kirkwood Highway, turn right onto Cleveland Avenue at Porter Chevrolet, drive past 2 traffic lights, turn right onto New London Road (Rt.
896), look for blue signs for Clayton Hall--University of Delaware North Campus on right (about 1/8 of a mile).

To. Clayton Hall
From: 1-95 or Rt. 896

    Exit onto Northbound Rt. 896 Newark exit and continue north on South College Avenue, past the University of Delaware athletic complex, over the bridge and past other University of Delaware buildings until you come to East Main Street. Turn left onto East Main Street (position yourself in the right lane), turn right onto New London Road (Rt. 896), drive up New London Road, pass through one traffic light, look for signs for Clayton Hall--University of Delaware North Campus on the right (about 1/8 of a mile past traffic light).

                          (SEE MAP ON FOLLOWING PAGE)
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Your Board of Directors recommends you vote "FOR" Proposal nos. 1 and 2 and "AGAINST" proposal no. 3.


1. Election of Directors      FOR all nominees /x/      WITHHOLD AUTHORITY to vote     /x/       *EXCEPTIONS /x/
                              listed below              for all nominees listed below


Nominees: R. Franklin Balotti, Michael B. Emery, and Sarah I. Gore

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions _____________________________________________________________________________________________________________________

2. Appoint the Company's independent public accountants for the year 1997.       3. Stockholder proposal relating to compensation
                                                                                    of executive officers and directors.

FOR  /x/                      AGAINST /x/          ABSTAIN /x/                      FOR /x/          AGAINST /x/        ABSTAIN /x/


4. To transact such other business as may properly come before the meeting.

                                                                                                        Change of Address and
                                                                                                        or Comments Mark Here   /x/

                                                                             NOTE: Please date and sign this proxy exactly as
                                                                             your name appears hereon. In case of joint owners,
                                                                             each joint owner should sign. When signing in a
                                                                             fudiciary or representative capacity, please give
                                                                             your full title. If the proxy is submitted by a
                                                                             corporation or partnership, it should be executed
                                                                             in the full corporate or partnership name by a duly
                                                                             authorized person.


                                                                             Dated:________________________________________, 1997

                                                                             ____________________________________________________
                                                                                                          Signature
                                                                             ____________________________________________________
                                                                                                          Signature
                                                                             Votes must be indicated
                                                                             (x) in Black or Blue ink.          /x/

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)
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                                      DELMARVA POWER & LIGHT COMPANY
                                                  PROXY

                This proxy, when properly executed, will be voted as described by the stockholder. If no direction is given, the shares represented by this proxy will be voted "FOR" proposal nos. 1 and
       2 and "AGAINST" proposal no. 3. This proxy is solicited on behalf of the Board of Directors.

                By signing and dating on the reverse side, you authorize Howard E. Cosgrove, Audrey K.
       Doberstein and James H. Gilliam, Jr., or any one of them, each with the power of substitution, to represent and vote your shares of the Company at the Annual Meeting of Stockholders of Delmarva
       Power & Light Company to be held on May 29, 1997, or at any adjournments thereof, as directed on the reverse side. They are further authorized to vote, in their discretion, upon such other matters as may properly come before said meeting and adjournments thereof.

                This proxy also provides voting instructions for shares held in the Dividend Reinvestment Plan,
       Savings and Thrift Plan and PAYSOP as described on page 21 in the Proxy Statement.

                                                                                             (See Reverse Side)

                                                                                DELMARVA POWER & LIGHT COMPANY
                                                                                P.O. BOX 11065
                                                                                NEW YORK, N.Y. 10203-0065



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